Exhibit 32.2

SECTION 1350 CERTIFICATION

In connection with the transition report of Archer-Daniels-Midland Company (the “Company”) on Form 10-K for the six month transition period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. G. Young, Senior Vice President and Chief Financial Officer of the Company, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  February 28, 2013

/s/ R. G. Young
R. G. Young
Senior Vice President &
Chief Financial Officer